UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 13, 2005

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On October 11, 2005 Overland Storage, Inc. (Nasdaq: OVRL) received an unsolicited letter from Advanced Digital Information Corporation (Nasdaq: ADIC) indicating that ADIC, a competitor of Overland, was prepared to offer to acquire all of the outstanding stock of Overland for $7.90 per share.  A copy of the letter was filed with the SEC on Schedule 13D/A by ADIC on October 11, 2005.  ADIC reported in this SEC filing that it owns 9.28% of Overland’s common stock.

On October 13, 2005, Overland issued a press release announcing that after evaluating the expression of interest, a Special Committee of Overland’s Board of Directors, together with its Board and financial advisor, Needham & Company, LLC, determined that pursuing an offer on the suggested terms would not be in the best interests of Overland’s shareholders.  Overland remains committed to executing on its strategy to create long term shareholder value.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01               Financial Statements and Exhibits.

(c)                                  Exhibits

99.1                           Press release dated October 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: October 13, 2005	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Vice President & CFO